UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-152286	20-8767223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, PRC	518026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-755-83230226

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 3 to the Current Report on Form 8-K/A (this “Amendment No. 3”) of Global Pharm Holdings Group, Inc. (the “Company”) amends our Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2010 (the “Original Filing”), as amended by Amendment Nos. 1 and 2 on Form 8-K/A, filed with the SEC on August 25, 2010 and April 13, 2011, respectively.  This Amendment No. 3 is filed solely to add the following exhibits as requested in comments by the SEC:

(i)  Trust Agreements effective April 15, 2010 (Exhibit 10.1) and May 25, 2006 (Exhibit 10.2), between Yunlu Yin and Qingdong Zeng and Qinghui Zeng, respectively;

(ii) Trust Agreements effective March 20, 2010 (Exhibit 10.3) and May 31, 2008 (Exhibit 10.4), between Yunlu Yin and Shouqiang Han and Yanliang Song, respectively; and

(iii) Trust Agreements effective September 5, 2009 (Exhibit 10.5) and April 10, 2010 (Exhibit 10.6) between Yunlu Yin and Shunli Wang and Shulan Li, Hong Zhang, respectively.

Except as described above, this Amendment No. 3 does not amend, update or change any items, financial statements or other disclosures in the Original Filing, speaks as of the date of the Original Filing and does not update or discuss any other developments affecting the Company subsequent to the date of the Original Filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 – Trust Agreement effective April 15, 2010 between Yunlu Yin and Qingdong Zeng (English translation)
Exhibit 10.2 – Trust Agreement effective May 25, 2006 between Yunlu Yin and Qinhui Zeng (English translation)
Exhibit 10.3 – Trust Agreement effective March 20, 2010 between Yunlu Yin and Shouqiang Han (English translation)
Exhibit 10.4 – Trust Agreement effective May 31, 2008 between Yunlu Yin and Yanliang Song (English translation)
Exhibit 10.5 – Trust Agreement effective September 5, 2009 between Yunlu Yin and Shunli Wang (English translation)
Exhibit 10.6 – Trust Agreement effective April 10, 2010 between Yunlu Yin, Shulan Li and Hong Zhang (English translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PHARM HOLDINGS GROUP, INC.

Date: June 10, 2011

/s/ Yunlu Yin
Name: Yunlu Yin
Title: Chief Executive Officer